SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549




                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 27, 2001
                                                          --------------




                       UNITED DOMINION REALTY TRUST, INC.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)




           Virginia                       1-10524                54-0857512
-------------------------------   ------------------------   -------------------
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
 incorporation of organization)                              Identification No.)



                 400 East Cary Street, Richmond, Virginia 23219
                 ----------------------------------------------
               (Address of principal executive offices - zip code)



                                 (804) 780-2691
                                 --------------
               Registrant's telephone number, including area code





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
ITEM 5.  OTHER EVENTS

On March 27, 2001, United Dominion Realty Trust, Inc. ("United Dominion"), the registrant, issued a Press Release announcing the election of a new chairman of the board, the appointment of four new senior executives, the opening of a new executive office in Denver, Colorado and a one time charge related to workforce reduction. The following is a summary of United Dominion Realty Trusts, Inc.'s Press Release:

                     UNITED DOMINION REALTY TRUST ANNOUNCES
                           SENIOR MANAGEMENT STRUCTURE

                     -- New Chairman of the Board Elected --
                           -- New Executives Named --
                  -- Executive Office in Denver to be Opened --
          -- Reduction in Workforce and One Time Charge of $8.5 Million
                          Principally for Severance --

RICHMOND,  Virginia (March 27, 2001) United  Dominion Realty Trust,  Inc. (NYSE:
UDR) today has announced the election of a new chairman, the appointment of four new senior executives and the opening of a new executive office in Denver, Colorado.

New Chairman
------------
Robert C. Larson has been elected Chairman of the Board. A Company director since May, 2000, Mr. Larson succeeds John P. McCann who is stepping down as Chairman and retiring from the Company. Mr. McCann will remain on the board as a non-executive director and, in recognition of his more than 26 years of exceptional service to the Company, has been elected Chairman Emeritus. Mr. Larson will serve United Dominion as a non-executive Chairman.

Mr. Larson is a Managing Director of Lazard Freres and is Chairman of Lazard Freres Real Estate Investors, L.L.C. He also is non-executive Chairman of Larson Realty Group, a privately owned company engaged in real estate investment, development and management. Prior to joining Lazard in 1999, Mr. Larson was Chairman of the Taubman Realty Group and Vice Chairman of Taubman Centers, Inc. Taubman is a publicly traded real estate investment trust that owns and operates a national portfolio of regional retail centers.

In commenting on his election, Mr. Larson said, "I look forward to working with my board colleagues, our new president and chief executive officer, Tom Toomey, and his management team. UDR has great assets and great people and now, under Tom's leadership, is well positioned to unlock the value for shareholders and employees that we believe is inherent in this business."

"John McCann has worked closely with the board in planning and implementing the Company's leadership transition. We are deeply grateful for the many contributions he has made to United Dominion and are pleased that we will continue to have the benefit of his experience and judgment as a member of the board."

The Company has also announced that it will relocate its executive office to Denver, Colorado, while retaining its corporate headquarters in Richmond, Virginia. Mr. Toomey and the senior officers who report directly to him will be based in Denver. Included in that group are four senior executives who will be joining the Company by the beginning of April.

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

New Management
--------------
Mark Wallis has been appointed Senior Executive Vice President and will be responsible for corporate strategy, legal, acquisitions and development. Mr. Wallis had been the President of Golden Living Communities, a company he established in 1995, involved in the development of assisted and independent living communities. Prior to founding Golden Living, Mr. Wallis was Executive Vice President of Finance and Administration of Lincoln Property Company, a real estate development and management company.

Christopher Genry has been appointed Chief Financial Officer. Mr. Genry had been Chief Financial Officer of Centex Construction Group, a $ 1 billion subsidiary of New York Stock Exchange-listed Centex Corporation. As CFO, he provided strategic leadership in the development and management of all financial and information systems, the redesign and oversight of internal audit functions and the identification and evaluation of acquisition opportunities. Prior to joining Centex, he was with Arthur Andersen in Dallas.

Ella Neyland has been appointed Treasurer and will also be responsible for Investor Relations. Ms. Neyland had been Chief Financial Officer of Sunrise Housing, Ltd., a privately owned apartment development company that manufactures modular units for the construction of affordable apartment communities. Previously, she served as an Executive Director with CIBC World Markets and as Senior Vice President, Finance of Lincoln Property Company.

Martha Carlin has been appointed Senior Vice President and will be responsible for operational efficiencies and revenue enhancement. Ms. Carlin was previously Senior Vice President of Operations for opsXchange, Inc., a real estate procurement technology developer. Previously, she served as Senior Vice President of Ancillary Services at Apartment Investment and Management Company and as a member of Arthur Andersen's Real Estate Services Group.

In announcing those appointments, Mr. Toomey said, "It speaks very highly of our people, our competitive strengths and our growth potential that these highly experienced industry executives have chosen to join United Dominion. I have worked with each of these individuals in the past and have great confidence in their abilities. Combining their skills and experience with the current United Dominion team will create positive synergies for the Company."

The Company has also announced that A. William Hamill, who has served as Chief Financial Officer since October of 1999, has elected to resign effective May 31, 2001. Mr. Toomey said, "We understand and respect Bill Hamill's decision not to relocate to Denver. We appreciate his agreeing to serve in a transition capacity before pursuing personal interests. We extend our sincere appreciation for his dedication and many contributions to United Dominion's profitable growth and wish him every success in the future."

Reduction in Force and One Time Charge
--------------------------------------
The Company has announced that it has recorded nonrecurring charges totaling $8.5 million in the first quarter for reductions to the workforce, relocation costs associated with the new executive office in Denver, and adjustments to the carrying values of undeveloped land and other assets.

The Company is streamlining its workforce by approximately 200 positions, or 10% of total staffing in apartment operations and corporate functions. A nonrecurring charge of $4.5 million has been recorded relating to these workforce reductions and other severance costs.

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

"While this is a difficult decision because of its impact on employees, we believe that streamlining the Company's organizational structure will produce both better resident service and operating efficiencies consistent with our goal of operational excellence as measured by our industry's top operators," said Mr. Toomey.

In addition, the Company has reiterated its plans to sell undeveloped land and will accelerate this disposition program. The Company is writing down seven undeveloped sites in selected markets which it is marketing for sale, resulting in a nonrecurring charge of $2.8 million. "Given conditions for development in these markets, said Mr. Toomey, "we believe it makes sense to sell them now and devote our capital and attention to other priorities."

The Company has also recorded nonrecurring charges totaling $1.2 million, which include the relocation costs associated with the new executive offices in Denver and a writedown of its investment in an online apartment leasing company.

Concluding, Mr. Toomey stated, "We are all enthused about United Dominion's future. The actions we have taken are expected to result in annualized savings of $3 to $3.5 million. They will promote future earnings growth through best practices and ongoing cost efficiencies, and focus our resources on priorities that support our strongest growth areas. Our portfolio is solidly positioned, and we have assembled a talented team to capitalize on the opportunities ahead and fully realize the Company's potential."

Conference Call Information
---------------------------
A conference call with Mr. Toomey has been scheduled for Thursday March 29 at 11:00 a.m. Eastern Standard Time. The number to call to participate is 888/792-1069. A replay of the conference call will be available until midnight on April 4, 2001. The number to call for the replay is 888/266-2086 and the replay pass code is 5110984. The call may also be heard via webcast at http://www.udrt.com or http://www.streetevents.com.

About United Dominion Realty Trust, Inc.
----------------------------------------
United Dominion is one of the country's largest multifamily real estate investment trusts owning and operating apartment communities nationwide. The Company currently owns all or an interest in approximately 78,000 apartment homes and is the developer for approximately 1,900 homes under construction. United Dominion's common stock is traded on the New York Stock Exchange under the symbol UDR. Additional information about United Dominion may be found on its web site at http://www.udrt.com.

In addition to historical information, this press release contains forward-looking statements. The statements are based on current expectations, estimates and projections about the industry and markets in which United Dominion operates, as well as management's beliefs and assumptions. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which may cause the company's actual results, performance, achievements pursuant to its disposition programs and its other activities to be materially different from the results, plans or expectations expressed or implied by such statements. For more details, please refer to the company's SEC filings, including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q.

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
Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              UNITED DOMINION REALTY TRUST, INC.



Date:   March 28, 2001                        /s/ A. William Hamill
     -----------------                        ---------------------------------
                                               A. William Hamill
                                               Executive Vice President and
                                                 Chief Financial Officer



Date:   March 28, 2001                        /s/ Scott A. Shanaberger
     -----------------                        ---------------------------------
                                              Scott A. Shanberger
                                              Vice President and
                                                Chief Accounting Officer





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